UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exchange Place Advisors Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Ultimus Fund Solutions, LLC 225 Pictoria Drive, Suite 450 Cincinnati, Ohio	45246
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share
North Square Disciplined Value ETF	NYSE Arca, Inc.
North Square Growth Opportunities ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-226989.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of the North Square Disciplined Value ETF and the North Square Growth Opportunities ETF, each a series of Exchange Place Advisors Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 57  to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on June 29, 2026. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
North Square Disciplined Value ETF	42-1836518
North Square Growth Opportunities ETF	42-1871234

ITEM 2. EXHIBITS

1.	The Registrant’s Amended and Restated Agreement and Declaration of Trust is included as an exhibit to Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A (File Nos. 811-23373; 333-226989) filed with the Securities and Exchange Commission on September 27, 2024.

2.	The Registrant’s Amended and Restated By-Laws are included as an exhibit to Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A (File Nos. 811-23373; 333-226989) filed with the Securities and Exchange Commission on September 27, 2024.

3.	The Registrant’s Certificate of Amendment to Certificate of Trust is included as an exhibit to Post-Effective Amendment No. 38 to the Registrant’s Registration Statement on Form N-1A (File Nos. 811-23373; 333-226989) filed with the Securities and Exchange Commission on September 27, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 29, 2026

EXCHANGE PLACE ADVISORS TRUST

By: /s/ Ian Martin

Name: Ian Martin

Title: President and Principal Executive Officer